Exhibit 10.31

Licensing Agreement Regarding DVD Distribution

1)
This agreement is made as of this 20th day of December, 2006, by and between NuTech Digital, Inc. a California corporation located at P.O. Box 260678, Encino, California 91426-0678 (hereafter referred to as “Licensor”) and VCX Ltd., Inc. a Nevada Corporation located at 3430 Precision Drive, North Las Vegas, NV 89032 (hereafter referred to as “Licensee”).

2)
Licensor hereby grants to Licensee throughout North America (hereafter referred to as “Territory”), the exclusive right to distribute and sell the DVD’s, titles furnished as finished product by Licensor only as listed on “Attachment A” of this agreement, through the remainder of the licensing agreements for North America as documented in “Attachment A”.

3)	The whole, subject to the following terms and conditions:

A)	“Titles” as used in this agreement shall mean the sixty three (63) titles listed in “Attachment A”.

B)	“Licensor” shall provide to “Licensee” a current customer list with contact information for all wholesale customers that have been sold the titles in “Attachment A” in the last two years.

C)
Both “Licensor” and “Licensee” will make separate announcements to the public and their customer base detailing the fact that “Licensee” has acquired the exclusive North American DVD distribution rights to the 63 titles.

D)	“Licensor” will retain the rights to fulfill retail sales through it’s own websites.

E)
“Licensor” will not fulfill any wholesale orders for the titles listed on “Attachment A” of this agreement during the term of this agreement. Any inquiries for said product will be referred to “Licensee” during the term of this agreement.

F)
Defective materials will be either returned for future credit or exchanged for new product. Defectives are those that are discovered upon the initial inspection at “Licensee’s” warehouse, and not those that occur due to material handling or shipping by “Licensee” or its agent. The only exception to this is discs which will not play because of encoding problems. Prior to “Licensee” shipping these products, “Licensor’s” responsibility to consist of:

1)	Loose in Case
2)	Scratched Disc
3)	Outer packaging damage

G)
“Licensor” will invoice “Licensee” at the rate of $1.50 per finished package for the current inventory to be shipped as detailed on “Attachment B” which currently is estimated at 22,696 pieces and for the current order at L&M for an additional 1,000 pieces each of 21 titles for an estimated total piece count of 43,696.

H)	“Licensee” shall wire 50% of the funds due within 48 hours of the signing of this agreement to the following:
NuTech Digital, Inc.
City National Bank
818-988-4262
16133 Ventura Boulevard
Encino, CA 91436
ABA 122016066
Account # 024964094

I)
“Licensee” shall wire remaining 50% of the funds due within 15 days of the initial payment. Allowances may be made at that time for “Defectives” as outlined herein, shortages or other problems which may affect final shipped quantity.

J)
Any re-orders from “Licensee” will be filled as quickly as possible by “Licensor”. “Licensee” agrees that minimum re-order quantity will be 1,000 (one thousand) pieces and that the price for those future re-orders will be fixed at $1.50 per finished package. Terms for re-orders to be as follows: 50% with order and 50% upon delivery.

K)
“Licensor” agrees that it will not compete with “Licensee” in any new physically delivered technology during the term of this agreement. This would specifically include any Hi-Definition or Blue-Ray technology.

In witness thereof, the parties hereto have hereunto affixed their respective signatures as of the day and year above first mentioned:

Lee Kasper President

/s/ Lee Kasper                                           /s/ David H. Sutton, President
Licensor Name & Title   Licensee Name & Title

_____________________________ ______________________________
Licensor Signature    Licensee Signature

Licensor Fax: (818) 906-1156 Licensee Fax: (702) 638-4321

Notices:

If to “Licensor”:

Lee Kasper
NuTech Digital, Inc.
P.O. Box 260678
Encino, CA 91426-0678
(818) 906-2899 phone
(819) 906-1156 fax

If to “Licensee”:

David Sutton
VCX Ltd., Inc.
3430 Precision Drive
North Las Vegas, NV 89032
(702) 638-4321 phone
(702) 648-8040 fax